Exhibit 23.1 – Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-36693 on Form S-8 of Capital City Bank Group, Inc. of our report dated June 28, 2011 appearing in this Annual Report on Form 11-K of Capital City Bank Group, Inc. 401(k) Plan for the year ended December 31, 2010.

s/s Crowe Horwath LLP

Crowe Horwath LLP

South Bend, Indiana

June 28, 2011